UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 6, 2021
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Sumo Logic, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39502	27-2234444
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
305 Main Street Redwood City, California 94063
(Address of principal executive offices, including zip code)

(650) 810-8700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SUMO	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On December 6, 2021, Sumo Logic, Inc. issued a press release announcing its financial results for its third quarter ended October 31, 2021. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Officer

On December 6, 2021, the Company announced the appointment of Stewart Grierson as Chief Financial Officer, effective December 13, 2021, which will be Mr. Grierson’s first day of employment with the Company.

Prior to joining the Company, Mr. Grierson, 55, was the chief financial officer of Delphix, an enterprise software development and IT operations company, from April 2015 until December 2021. Prior to joining Delphix, Mr. Grierson served as chief financial officer and senior vice president, operations at Coraid, and as chief financial officer of ArcSight. Earlier in Mr. Grierson’s career, he worked at KPMG. Mr. Grierson also serves as a board member of a privately-held company. Mr. Grierson holds a bachelor’s degree in economics from McGill University.

The Company entered into an employment letter with Mr. Grierson. The employment letter does not have a specific term and provides that Mr. Grierson will serve as an at-will employee. Mr. Grierson’s annual base salary will be $400,000 and he will be eligible to participate in the Company’s executive bonus program with a discretionary bonus target of 62.5% of his annual base salary. In addition, subject to approval of the board of directors or the compensation committee, Mr. Grierson will be granted an equity award of 480,000 restricted stock units (“RSUs”). The RSUs will vest as to 25% on the one year anniversary of the applicable vesting commencement date, and 1/16th of the RSUs will vest on a quarterly basis thereafter in accordance with the Company’s equity grant practices and subject to Mr. Grierson’s continuous service with the Company through each such date. Further, subject to approval of the board of directors or the compensation committee, Mr. Grierson will also be granted an equity award of 120,000 performance-based units (“PSUs”). The PSUs will vest in accordance with the Company’s PSU program on terms similar to other executive officers and the Company’s equity grant practices, and subject to Mr. Grierson’s continuous service with the Company through each such date. The RSUs and PSUs will otherwise be subject to the terms of the Company’s 2020 Equity Incentive Plan and the form of RSU agreement used under the plan.

The foregoing description of Mr. Grierson’s compensatory arrangement with the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the employment offer letter, which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

The Company also entered into the Company’s standard change of control and severance agreement with Mr. Grierson. The change of control and severance agreement provides for certain severance payments and benefits if Mr. Grierson’s employment is terminated other than for “cause” (as defined in the agreement) or she resigns for “good reason”) as defined in the agreement, subject to Mr. Grierson satisfying certain other terms as set forth in the agreement. The Company will also enter into the Company’s standard indemnification agreement with Mr. Grierson. For a full description of the Company’s change in control and severance agreements and indemnification agreements, please see the Company’s Proxy Statement for its 2021 annual general meeting of stockholders, filed with the Securities and Exchange Commission on May 21, 2021.

A copy of the Company’s press release announcing Mr. Grierson’s appointment is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Employment Letter between Sumo Logic, Inc. and Stewart Grierson
99.1	Press Release dated December 6, 2021
99.2	Press Release dated December 6, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMO LOGIC, INC.

Date: December 6, 2021	By:	/s/ Ramin Sayar
	Name:	Ramin Sayar
	Title:	Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)